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                            SOUTH JERSEY GAS COMPANY


                      Secured Medium Term Notes, Series A
                        Due from One Year to Forty Years
                               from Date of Issue

                                TERMS AGREEMENT


South Jersey Gas Company
Number One South Jersey Plaza
Route 54
Folsom, New Jersey  08037

                                                            July 5, 2000

Attention:

     Subject in all respects to the terms and conditions of the Distribution Agreement (the "Agreement") dated October 5, 1998, as amended on June 26, 2000 among PaineWebber Incorporated, First Union Securities, Inc. and Edward D. Jones & Co., L.P. and you, the undersigned agrees to purchase the following:

         Secured Medium Term Notes, Series A 2000-2 and Series A 2000-3


             Secured Medium Term Insured Quarterly Notes (IQ Notes)

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Aggregate Principal Amount:             Series A, 2000-2:  $10,000,000.
                                        Series A, 2000-3:  $15,000,000.

Interest Rate:                          Series A, 2000-2:  7.90%.
                                        Series A, 2000-3:  7.70%.

Date of Maturity:                       Series A, 2000-2:  July 15, 2030.
                                        Series A, 2000-3:  July 15, 2015.

Interest Payment Dates:                 January 15, April 15, July 15, October 15.

Regular Record Dates:                   January 1, April 1, July 1, October 1.

CUSIP:                                  Series A, 2000-2:  83851M AD9
                                        Series A, 2000-3:  83851M AE7
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Insurance:                              The timely payment of the regularly scheduled principal
                                        and interest on the IQ Notes will be insured by a
                                        financial guaranty insurance policy issued by Ambac
                                        Assurance Corporation that will be issued at the same
                                        time the IQ Notes are delivered.

Redemption Dates and Prices:            You will have the option to redeem the IQ Notes, in whole
                                        or in part, from time to time on or after the following
                                        dates:  Series A, 2000-2: July 15, 2005
                                                Series A, 2000-3: July 15, 2004

                                        If you redeem the IQ Notes, you will pay 100% of the
                                        principal amount plus the accrued interest through the
                                        redemption date.

                                        You will also redeem the IQ Notes at the option of the
                                        representative of any deceased owner.  You will pay 100%
                                        of the principal amount, plus accrued interest, subject
                                        to the following conditions:

                                        Series A, 2000-2: the maximum principal amount you will
                                        redeem is $25,000 per deceased owner and $200,000 per
                                        year in the aggregate for all deceased owners during the
                                        initial period from the date of original issuance of such
                                        IQ Notes until (but not including) July 15, 2001 and
                                        during each twelve month period thereafter; and

                                        Series A, 2000-3:  the maximum principal amount you will
                                        redeem is $25,000 per deceased owner and $300,000 per
                                        year in the aggregate for all decrease owners during the
                                        initial period from the date of original issuance of such
                                        IQ Notes until (but not including) July 15, 2001 and
                                        during each twelve month period thereafter.

Purchase Price:                         Series A, 2000-2:  96.85% of principal amount.
                                        Series A, 2000-3:  97.60% of principal amount.

Settlement Date and Time:               Tuesday, July 11, 2000, 10:00 a.m., Eastern time.

Place for Delivery of Notes and         New York, New York.
 Payment Therefor:

Wiring Instructions as follows:         First Union National Bank
                                        ABA#0312-0146-7
                                        Credit: South Jersey Gas Company
                                        Account#2000001370494

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Modification, if any, in the
requirements to deliver the
documents in Section 6(b) of the
Agreement:                              Additional conditions to the obligations of Edward D.
                                        Jones & Co., L.P.
                                        (d)  Opinion of counsel to Ambac Assurance
                                             Corporation ("Ambac"), dated the Closing Date.

                                        (e)  Certificate of Ambac, dated the Closing Date.

                                        (f)  Confirmation of the following ratings designations:
                                             Standard & Poor's -- "AAA."
                                             Moody's -- "Aaa."

                                        (g)  Delivery of executed insurance policies by Ambac.
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                                 Edward D. Jones & Co., L.P.


                                 By:/s/James Krekeler
                                    --------------------------

Accepted:


SOUTH JERSEY GAS COMPANY

By:  /s/David A. Kindlick
   --------------------------------
   Title: Senior Vice President,
   Finance and Rates